SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2006

NATIONAL LAMPOON, INC.
(Exact name of registrant as specified in Charter)

Delaware	0-15284	95-4053296
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8228 Sunset Boulevard
Los Angeles, California 90046
(Address of Principal Executive Offices)

310-474-5252
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02       Departure of Directors or Principal Officers

On July 5, 2006 National Lampoon, Inc. issued the attached press release stating that Douglas S. Bennett, its President and Chief Financial Officer, would resign on July 31, 2006. Mr. Bennett will continue acting as a consultant to National Lampoon, Inc. and is expected to become a member of its Board of Directors.

Item 9.01       Financial Statements and Exhibits.

        Exhibit 99 Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2006

NATIONAL LAMPOON, INC.

By:	/s/ Daniel S. Laikin
Daniel S. Laikin, Chief Executive Officer